Exhibit 99.1

RESOLUTION OF THE BOARD OF DIRECTORS
OF
WIKI FAMILIES INC.

The following is a true copy of the resolution duly adopted by the Board of Directors of the Corporation at a special meeting, notice to this meeting having been waived, held this 2nd day of February, 2012

The Board of Directors which was present for this meeting & took active part therein was:

Malcolm Hutchinson
Robert Coleridge
Chris Dengler
Trisha Malone

WHEREAS there has been presented to and considered by this meeting a Motion to appoint THOMAS HUDSON as CHAIRMAN and Board Member; and STEVE BROWN as a Board Member.

NOW THEREFORE BE IT RESOLVED that the Board having considered this matter, and having opened the floor to all those who voice a preference in the issue, have unanimously decided and RESOLVED that:

THOMAS HUDSON and
STEVE BROWN

  Shall be hereby immediately appointed as Members of the Board of the Corporation.

Said Motion is hereby passed and the corporate books, records and the Company shall file this Resolution in the corporate records.

DATED: February 2nd, 2012
_____________________
David E. Price, Esq.; Secretary